UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2006

First Midwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois (Address of principal executive offices)		60143 (Zip Code)
(630) 875-7450 (Registrant's telephone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FIRST MIDWEST BANCORP, INC.
FORM 8-K
August 18, 2006

Item 1.01. Entry into a Material Definitive Agreement

On August 16, 2006, the Compensation Committee of the Board of First Midwest Bancorp, Inc. (the "Company") made awards of restricted stock or restricted stock unit under the Company's Omnibus Stock and Incentive Plan (the "Plan") to the following named executive officers:

Name	Position	Shares or Units
John M. O'Meara	President and Chief Executive Officer	14,276*
Michael L. Scudder	Executive Vice President and Chief Financial Officer	3,379
Thomas J. Schwartz	Group President - Commercial Banking, First Midwest Bank	4,384
Mark M. Dietrich	Group Executive Vice President and Chief Operations Officer, First Midwest Bank	1,487

* Restricted stock units payable in shares of Company common stock or in cash, at the election of Mr. O'Meara.

An additional 14,652 shares of restricted stock were granted to 12 other officers. The awards were based on the Company's financial performance in 2005 related to profitability and earnings per share growth relative to peers. The awards augment the Company's existing nonqualified stock option program and are intended to provide additional incentive to those officers who are in a position to materially contribute to the Company's long-term growth, development and financial success.

The awards vest in 50% increments on each of the first two anniversaries of the date of grant provided the officer remains in the employ of the Company during such period, subject to acceleration in the event of a change in control of the Company or upon termination of employment in certain circumstances, as more fully set forth in the applicable award agreement. Prior to vesting, the officers will be entitled to receive dividend equivalent payments based on cash dividends paid on the Company's common stock. A copy of the form of restricted stock agreement and a copy of the form of restricted stock unit agreement are being filed as exhibits to this Form 8-K.

In addition, on August 16, 2006, the Committee adopted a new performance-awarded restricted stock program with respect to potential restricted stock and restricted stock unit grants in 2007. Under the program, the Committee has established ranges of possible awards based on the Company's 2005 and 2006 financial performance related to profitability and earnings per share growth as measured against an established peer group. Awards, if any, are within the full discretion of the Committee, provided that the value of the awards, if made, cannot exceed a specified percentage of salary ranging from 100% for an award to Mr. O'Meara, Chief Executive Officer, to 50% of salary for Mr. Scudder, Chief Financial Officer and Mr. Schwartz, Group President, and to 30% of salary for the other eligible officers.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 16, 2006, the Company's Board of Directors Amended the Company's Amended and Restated Bylaws to provide for ownership of stock in the Company evidenced by uncertificated shares of stock in the Company to enable the establishment of a Direct Registration System. The amended bylaws are attached as Exhibit 3 to this report.

Item 9.01 Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibit Index:

3	Amended Bylaws of the Company
10.1	Form of Letter Agreement for Restricted Stock Units Award executed between the Company and the executive officers of the Company pursuant to the Company's Omnibus Stock and Incentive Plan.
10.2	Form of Letter Agreement for Restricted Stock Award executed between the Company and the executive officers of the Company pursuant to the Company's Omnibus Stock and Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

Date: August 18, 2006	/s/ MICHAEL L. SCUDDER
Michael L. Scudder Executive Vice President

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